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                                                                   EXHIBIT 10.37
                         AMENDED AND RESTATED TERM NOTE


$1,500,000.00                                                Detroit, Michigan
Due: June 29, 2002                                             July 15, 1997


     For Value Received, the undersigned (also referred to as "Borrower") promises to pay to the order of NBD BANK, a Michigan banking corporation, formerly known as NBD Bank, N.A. ("Bank"), at any of its offices in the State of Michigan, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), with interest computed on the balance from time to time unpaid on the basis of the actual number of days elapsed in a year of 360 days at the rate of one fourth of one percent (1/4%) per annum more than the rate announced from time to time by the Bank as its "prime" rate, which rate may not necessarily be the lowest rate charged by the Bank to any of its customers ("Note Rate"), until maturity, whether by acceleration or otherwise, and at a rate of three percent (3%) per annum above the Note Rate on overdue principal from the date when due until paid. Each change in the "prime" rate will immediately change the Note Rate. The Borrower will pay this sum as follows:

            In nineteen (19) consecutive quarterly installments of $62,500.00, plus interest, commencing September 29, 1997, and continuing on the 29th day of each December, March, June and September thereafter through March 29, 2002, and a final installment of $312,500.00 on June 29, 2002, at which time the balance plus accrued interest then unpaid shall be due and payable immediately.

     In no event shall the interest rate exceed the maximum rate allowed by law. Any interest which would for any reason be deemed unlawful under applicable law shall be applied to principal.

     Waiver: The Borrower and each indorser of this note and any other party liable for the debt evidenced by this note severally waives demand, presentment, notice of dishonor and protest of this note, and consents to any extension or postponement of time of its payment without limit as to number or period, to any substitution, exchange or release of all or any part of the collateral security this note, to the addition of any party, and to the release, discharge, or suspension of any rights and remedies against any person who may be liable for the payment of this debt. No delay on the part of the holder in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the holder of any right or remedy shall preclude any other further exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the holder of any default shall be effective unless it is in writing and signed by the holder, nor shall a waiver on one occasion be construed as a bar to or waiver of any right on any future occasion.

     Miscellaneous: The Borrower, if more than one, shall be jointly and severally liable, and the term "Borrower" shall mean any one or more of them. This note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this note. This note is delivered in the State of Michigan and governed by Michigan law. Section headings are for convenience of reference only and shall not affect the interpretation of this note.

     This note evidences a debt under the terms a Loan and Credit Agreement dated June 29, 1993, and any amendments, among the Bank, the Borrower, and Automatic Inspection Devices, Inc., which is incorporated by reference for additional terms and conditions, including default and acceleration provisions.

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     This note amends and restates (but does not discharge) the indebtedness outstanding under a Term Note dated June 29, 1993, in the original principal amount of $2,500,000, from the Borrower to the Bank, and as such is an extension of the "Term Note" referred to in and secured by the Amended and Restated Mortgage and Security Agreement, dated June 29, 1993, from Borrower, recorded at Liber 13885, Page 40 of the Oakland County, Michigan real estate records.

     WAIVER OF JURY TRIAL: THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE, OR ANY RELATED INSTRUMENTS OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER THE BANK NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE BANK OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.


                                                                    BORROWER:


Address:                                 MEDAR, INC.
38700 Grand River Avenue
Farmington Hills, Michigan  48335        By:________________________________
                                               Charles Drake
                                               Its:  President








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